UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2006

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada

(State or other jurisdiction of incorporation)

000-25705	98-0110412
(Commission File Number)	(I.R.S. Employer Identification No.)

39 Manning Road, Billerica, Massachusetts 01821

(Address of principal executive offices, including zip code)

(978) 439-5511

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) On June 3, 2006, GSI Group Inc. (the “Company”) entered into an employment agreement with Dr. Sergio Edelstein for the position of President and Chief Executive Officer.

The material terms of Dr. Edelstein’s employment agreement with the Company are as follows:

•	Base Salary: $475,000;

•	Bonus Opportunity: 85% of Base Salary ;

•	300,000 restricted shares, 50% of which shall vest in equal amounts over a 3 year period, and 50% of which shall be tied to the attainment of key objectives for that same period which shall be determined within the first 100 days of employment;

•	In addition to the 300,000 restricted shares mentioned above, Dr. Edelstein will also receive restricted shares equal to 300% of Base Salary, 30% of which shall vest in equal amounts over a 3 year period, and 70% of which shall be tied to the attainment of key objectives for that same period which shall be determined within the first 100 days of employment;

•	Monthly car allowance of $1000;

•	Annual Stipend of $1600 for repairs and license fees;

•	Reimbursable fees for tax and financial planning services up to $7000

•	Relocation expenses

•	In the event of a change of control in which Dr. Edelstein’s position is eliminated, he will receive the equivalent of two years’ salary and two years’ bonus (at plan). Further his outstanding stock will fully vest. Should his employment be terminated for reasons other than for cause he will receive 18 months salary and a target bonus payment for that same period.

(b) On June 5, 2006, the following executives entered into an Executive Retention Agreement: Robert Bowen, Nino Federico, Stephen Kew, Daniel Lyne, Linda Palmer, Kurt Pelsue, Ray Sansouci, Felix Stukalin, and Stephen Webb (the “Executive”). All the Executives signed the same agreement, the material terms of which are as follows:

•	Provided that the Executive remains employed in his or her current position and dedicates his or her continued efforts on behalf of the Company during the twelve months following the commencement of the new CEO’s employment (“the Retention Term”), the Company shall pay the Executive a lump sum payment of $100,000 (“the Retention Payment”), said Retention Payment being due on the 61st day after the conclusion of the Retention Term.

•	In the event that the Executive’s employment with the Company is terminated without cause during the Retention Term, the Company shall immediately pay the Retention Payment to the Executive. For purposes of this paragraph, “cause” shall mean a good faith finding by the Board of Directors of: 1.) gross negligence or willful misconduct by the Executive in connection with the effective discharge of his or her duties; 2.) failure of the Executive to perform the duties and responsibilities required of his or her position, after not less than two written notices and an opportunity to cure; 3.) misappropriation by the Executive for his or her personal benefit any business opportunity of the Company or its affiliates; 4.) embezzlement or other financial fraud committed by the Executive; 5.) the Executive knowingly allowing any third party to commit any of the acts set forth in subparagraph 3 and 4 above; or 5.) the Executive’s indictment and subsequent conviction of, or entry of a plea of no contest to, any crime involving his or her business practices.

•	In the event that the Executive is terminated without cause, Executive agrees not to solicit, endeavor to entice away, or offer employment to, whether or not on behalf of him or herself or others, any employee of the Company for the twelve months following receipt of the Retention Payment.

•	In the event that the Executive is terminated without cause during the Retention Term, it shall be a condition of payment of the Retention Payment that the Executive and the Company execute a Non-Disparagement Agreement pursuant to which the Executive and the Company mutually agree to foreswear from making any public statements that disparage the other Party, which in the case of the Company shall include its respective affiliates, employees, officers, directors, products and services.

A copy of the Executive Retention Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

GSI Group Inc. (the “Company”) has appointed Dr. Sergio Edelstein to the position of President and Chief Executive Officer. Dr. Edelstein will commence his duties as President and Chief Executive Officer on July 10, 2006. Dr. Edelstein has held a number of senior executive roles in the industry. Most recently he served as Group Vice President of the E-Beam and Films Product Group at KLA-Tencor. Prior to that, Dr. Edelstein held several general management positions at Applied Materials. Dr. Edelstein has a Ph.D in Chemical Engineering from the California Institute of Technology and holds 11 patents.

Charles Winston, the current President and Chief Executive Officer of the Company will cease serving the Company in this capacity on July 10, 2006, but will continue as a Director and consultant to the Company.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

	10.1	Executive Retention Agreement

	99.1	Press Release issued June 6, 2006.

The information in this Current Report on Form 8-K (including the press release attached as Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI GROUP INC.
(Registrant)

Date: June 9, 2006	By:	/s/ Daniel J. Lyne
Daniel J. Lyne
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Retention Agreement

99.1	Press Release issued June 6, 2006.